Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 28, 2008, relating to the consolidated financial statements of Paragon Shipping, Inc., appearing in the Annual Report on Form 20-F of Paragon Shipping, Inc. for the year ended December 31, 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte. Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
August 12, 2008